UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 12, 2010
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02           APPOINTMENT OF PRINCIPAL OFFICER.

On February 12, 2010, the Board of Directors appointed Barbara Russell as Chief Financial Officer.  Ms. Russell, age 57, has served as the Company's Acting Chief Financial Officer since 2008 and as the Company's Controller since 1999.  Prior to joining TOR in 1997, she held the position of Chief Executive Officer at the South Texas Lighthouse for the Blind.

The terms of Ms. Russell's compensation have not yet been determined.  In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

ITEM 5.03           AMENDMENT TO ARTICLES OF INCORPORATION.

On February 18, 2010, TOR Minerals International, Inc. (the "Company") announced that the Shareholders approved an Amendment to the Company's Articles of Incorporation which will effect a one for five reverse stock split of the Company's issued and outstanding common stock, effective February 19, 2010, and in connection therewith, will reduce the number of authorized shares of common stock by the same ratio.  A copy of the Amendment was filed with the Company's DEF-14A filed with the Securities and Exchange Commission on January 26, 2010, and is incorporated herewith by reference.

Trading of the Company's common stock on the NASDAQ Global Market on a split-adjusted basis will begin at the open of trading on February 19, 2010.

The Company's shares will continue to trade on the NASDAQ Capital Market under the symbol "TORM" with the letter "D" added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred. As a result of the reverse stock split, every five shares of the Company's common stock issued and outstanding immediately prior to the effective date will be combined into one share of common stock. The Company will not issue fractional shares of common stock.  Fractional shares resulting from the reverse stock split will be will be rounded up to the nearest whole share.

Letters of transmittal are expected to be sent to stockholders shortly after the effectiveness of the reverse stock split.

A copy of the press release relating to this Item 5.03 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release is also available on the Company's website at www.torminerals.com, under the News tab.

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ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	99.1	Press Release, dated February 18, 2010, announcing one for five reverse stock split
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: February 19, 2010		/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 18, 2010, announcing one for five reverse stock split
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